                                                                      EXHIBIT 12

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


                                                                YEARS ENDED DECEMBER 31,
                                                     ----------------------------------------------
(IN MILLIONS, EXCEPT RATIOS)                          1994      1993      1992      1991      1990
                                                     ------    ------    ------    ------    ------
Consolidated operations:
  Income before income tax expense and cumulative
     effect of accounting changes................... $  802    $  602*   $  775    $  678    $  836
  Fixed charges deducted from income
     Interest expense
       Consolidated.................................    526       483       508       565       607
       Relating to real estate operations...........      -         5         8         3         1
     Implicit interest in rents.....................     16        15        13        13        12
     Preferred dividend of a consumer finance
       subsidiary...................................      -         -         -         -         6
                                                     ------    ------    ------    ------    ------
          Total fixed charges deducted from
            income..................................    542       503       529       581       626
                                                     ------    ------    ------    ------    ------
            Earnings available for fixed charges.... $1,344    $1,105*   $1,304    $1,259    $1,462
                                                     ======    ======    ======    ======    ======
  Fixed charges per above........................... $  542    $  503    $  529    $  581    $  626
  Capitalized interest relating to real estate
     operations.....................................     18        15        21        31        39
                                                     ------    ------    ------    ------    ------
            Total fixed charges..................... $  560    $  518    $  550    $  612    $  665
                                                     ======    ======    ======    ======    ======
            Ratio of earnings to fixed charges......    2.4       2.1       2.4       2.1       2.2
                                                     ======    ======    ======    ======    ======
Consolidated operations, corporate fixed charges
  only:
  Income before income tax expense and cumulative
     effect of accounting changes................... $  802    $  602*   $  775    $  678    $  836
  Corporate fixed charges deducted from income --
     corporate interest expense.....................    121       121       126       140       191
                                                     ------    ------    ------    ------    ------
            Earnings available for fixed charges.... $  923    $  723*   $  901    $  818    $1,027
                                                     ======    ======    ======    ======    ======
  Corporate fixed charges per above................. $  121    $  121    $  126    $  140    $  191
  Corporate capitalized interest....................      -         -         -         -         1
                                                     ------    ------    ------    ------    ------
            Total corporate fixed charges........... $  121    $  121    $  126    $  140    $  192
                                                     ======    ======    ======    ======    ======
            Ratio of earnings to corporate fixed
               charges..............................    7.6       6.0       7.2       5.8       5.3
                                                     ======    ======    ======    ======    ======
American General Finance, Inc.:
  Income before income tax expense and cumulative
     effect of accounting changes................... $  392    $  337    $  250    $  208    $  191
  Fixed charges deducted from income
     Interest expense...............................    416       380       398       440       452
     Implicit interest in rents.....................     11        10         9         9         9
     Preferred dividend of a consumer finance
       subsidiary...................................      -         -         -         -         6
                                                     ------    ------    ------    ------    ------
          Total fixed charges deducted from
            income..................................    427       390       407       449       467
                                                     ------    ------    ------    ------    ------
            Earnings available for fixed charges.... $  819    $  727    $  657    $  657    $  658
                                                     ======    ======    ======    ======    ======
            Ratio of earnings to fixed charges......    1.9       1.9       1.6       1.5       1.4
                                                     ======    ======    ======    ======    ======

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* Includes $300 million write-down of goodwill. Additional information is incorporated herein by reference from the section "1993 Significant Events" within Item 7 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994.